Exhibit 15.1

July 30, 2020
The Board of Directors and Shareholders of IDACORP, Inc.
1221 W. Idaho Street
Boise, Idaho 83702
We are aware that our report dated July 30, 2020, on our review of the interim financial information of IDACORP, Inc. appearing in this Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, is incorporated by reference in Registration Statement Nos. 333-65406, 333-125259, and 333-159855 on Form S-8 and Registration Statement Nos. 333-221614 and 333-231555 on Form S-3.

/s/ DELOITTE & TOUCHE LLP

Boise, Idaho